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Forward-Looking Statements

This briefing may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The expectations, estimates and projections of the businesses of MBAC or Syniverse may differ from their actual results and consequently you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “would,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, expectations with respect to future performance of MBAC and Syniverse and anticipated financial impacts of the proposed transaction, the satisfaction of the closing conditions to the proposed transaction and the timing of the completion of the proposed transaction.

These forward-looking statements are not guarantees of future performance, conditions, or results, and involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside of the control of MBAC and Syniverse and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the inability to complete the transactions contemplated by the agreement and plan of merger with respect to the proposed transaction (the “Merger Agreement”), including due to failure to obtain approval of the stockholders of MBAC or other conditions to closing in the Merger Agreement; (2) the outcome of any legal proceedings that may be instituted against the parties following announcement of the Merger Agreement and the proposed transactions contemplated thereby; (3) the ability to recognize the anticipated benefits of the proposed business combination, which may be affected by, among other things, competition, the ability of the post-combination company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (4) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement and the proposed transactions contemplated thereby; (5) risks related to the uncertainty of the projected financial information with respect to Syniverse; (6) the inability to obtain or maintain the listing of the post-acquisition company’s Class A Stock and public warrants on the NYSE following the proposed business combination; (7) risks related to the post-combination company’s ability to raise financing in the future; (8) the post-combination company’s success in retaining or recruiting, or changes required in, our officers, key employees or directors following the proposed business combination; (9) our directors and officers potentially having conflicts of interest with our business or in approving the proposed business combination; (10) intense competition and competitive pressures from other companies in the industry in which the post-combination company will operate; (11) the business, operations and financial performance of Syniverse, including market conditions and global and economic factors beyond Syniverse’s control; (12) the effect of legal, tax and regulatory changes; (13) the receipt by MBAC or Syniverse of an unsolicited offer from another party for an alternative business transaction that could interfere with the proposed business combination; (14) the risk that the proposed business combination disrupts current plans and operations of MBAC or Syniverse as a result of the announcement and consummation of the transactions described herein; (15) costs related to the proposed business combination; (16) changes in applicable laws or regulations; (17) the possibility that MBAC or Syniverse may be adversely affected by other economic, business, and/or competitive factors; (18) the amount of redemption requests made by MBAC’s public stockholders; (19) the impact of the continuing COVID-19 pandemic on MBAC, Syniverse and Syniverse’s projected results of operations, financial performance or other financial metrics or on any of the foregoing risks; and (20) other risks and uncertainties disclosed in MBAC’s preliminary proxy statement, including those under “Risk Factors,” and other documents filed or to be filed with the SEC by MBAC.

MBAC and Syniverse caution that the foregoing list of factors is not exclusive. You should not place undue reliance upon any forward-looking statements, which speak only as of the date made. Syniverse and MBAC do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based.

Information About the Proposed Transaction and Where to Find It

In connection with the proposed transaction, MBAC has filed a preliminary proxy statement and plans to file a definitive proxy statement with the SEC. MBAC’S STOCKHOLDERS AND OTHER INTERESTED PERSONS ARE ADVISED TO READ, WHEN AVAILABLE, THE PRELIMINARY PROXY STATEMENT, THE AMENDMENTS THERETO, AND THE DEFINITIVE PROXY STATEMENT AND DOCUMENTS INCORPORATED BY REFERENCE THEREIN FILED IN CONNECTION WITH THE PROPOSED TRANSACTION, AS THESE MATERIALS WILL CONTAIN IMPORTANT INFORMATION ABOUT MBAC, SYNIVERSE AND THE PROPOSED TRANSACTION. When available, the definitive proxy statement will be mailed to the stockholders of MBAC as of a record date to be established for voting on the proposed transaction. Stockholders will also be able to obtain copies of the preliminary proxy statement, the definitive proxy statement and other documents filed with the SEC that will be incorporated by reference therein, without charge, once available, at the SEC’s website at http://www.sec.gov, or by directing a request to: M3-Brigade Acquisition II Corp., 1700 Broadway – 19th Floor, New York, New York 10019.

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MBAC and its directors and executive officers may be deemed participants in the solicitation of proxies of MBAC’s stockholders with respect to the proposed transaction. A list of those directors and executive officers and a description of their interests in MBAC will be filed in the proxy statement for the proposed transaction and available at www.sec.gov. Additional information regarding the interests of such participants will be contained in the proxy statement for the proposed transaction when available.

Syniverse and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of MBAC in connection with the proposed transaction. A list of the names of such directors and executive officers and information regarding their interests in the proposed transaction will be included in the proxy statement for the proposed business combination.

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This briefing shall not constitute a solicitation of a proxy, consent, or authorization with respect to any securities or in respect of the proposed transaction. This briefing shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of section 10 of the Securities Act of 1933, as amended.

Syniverse Technologies, LLC | Wells Fargo TMT, December 2, 2021

Operator:

Good afternoon, everyone. Before we get started, if you are a member of the press or media, please disconnect at this time. This is a restricted line. Any unauthorized party in this meeting or any unauthorized use of the information communicated in this meeting is subject to prosecution to the full list extent of the law. Any unauthorized person, including the media that is on the line at this time, please disconnect. Please note, today’s call is being recorded.

Michael Turrin:

Hey there. Good morning. Thanks everyone for joining us for day three of the Wells Fargo [PNT] Summit. I’m Michael Turrin, software analyst here at Wells.

Michael Turrin:

Joining us for our next session this morning are Andrew Davies, CEO, and Stanley Martinez, VP IR, for Syniverse. I’ll start off with some questions. If anyone does have anything they’d like me to add to the conversation, you can shoot me an email and I’ll do my best to layer those in.

Michael Turrin:

Before we get too far into it, I’ll let Stanley provide a brief disclaimer. And then I think Andrew will follow up with just a brief introduction of the business here, as well.

Stanley Martinez:

Yeah. Thanks, Michael. Delighted to be here with you today. Please check out our safe harbor statement up on the screen.

Stanley Martinez:

It says that some of our comments today might be forward looking and subject to risks and uncertainties as described in our proxy. There’s additional info available on our financial data room for our credit investors and on our merger partner, M3-Brigade Acquisition II Corp. or MBAC IR website. We’re going to transcript this. It’ll be filed on [Edgar] later today.

Stanley Martinez:

And with that, let me turn it back over to you, Michael, and to Andrew to get the discussion going.

Michael Turrin:

Sure. Andrew, I think he also intended to start with it brief overview. So, maybe before we go too far, given I don’t think everyone is entirely familiar with Syniverse necessarily, maybe we can start there and then I have a series of questions we can follow on with.

Andrew Davies:

Excellent. Thank you for that. And good morning again, Michael. It’s great to speak with you. And thanks for the intro and safe harbor statement, Stanley.

Andrew Davies:

Hello, everybody. My name’s Andrew Davies. I’m really looking forward to talking to you today about the exciting future we’ve got ahead of us at Syniverse.

Andrew Davies:

Although I may be new to some in your audience, Michael, I’ve got a track record of creating shareholder value in companies I have led. For example, while I was CFO at Spring, our share price increase by over 50% in less than two years under my tenure. I’ve also increased shareholder value in my roles as CFO of Verizon Wireless, where we led the US mobile industries’ movement towards data-centric account level pricing, and several [inaudible] operating businesses, most notably in India, Turkey, and Japan.

Andrew Davies:

My leadership team and I hope build on these experiences in delivering long term value for our prospective future shareholders.

Andrew Davies:

So, let’s talk a little bit about Syniverse.

Andrew Davies:

Syniverse is at the center of the mobile communication value chain, providing mission-critical services across the ecosystem. We are the trusted neutral intermediary and central nervous system that keeps mobile devices, data traffic, and messages flowing seamlessly and securely at global scale.

Andrew Davies:

A [SaaS] or application software-oriented investor audience might not immediately appreciate the complex mechanics of how mobile devices communicate across separately owned and managed local networks. Authorization, billing, authentication, and verification of data sessions between networks doesn’t happen on its own. Syniverse simplifies those processes through our proprietary translation protocols and orchestration capabilities.

Andrew Davies:

This means that our software helps enable mobile interoperability globally.

Andrew Davies:

We’ve also built and perfected the world’s largest directly connected inter-packet exchange or IPX network, which is the global super highway for voice and data traffic connecting mobile operators and messaging platforms. Now, our IPX network routes a significant proportion of the world’s messaging traffic.

Andrew Davies:

Syniverse enables mobile interoperability and allows breadth of connectivity with quality and security. That’s why we say Syniverse makes mobile work and is also the world’s most connected company.

Andrew Davies:

These are important capabilities now because the connectivity and interoperability we provide the ecosystem sets us up to benefit from secular tailwinds. As networks evolve from 4G towards standalone 5G networks, there will be opportunities for new services such as private networks, advanced block chain solutions for clearing and settlement, and something that we call [evolvability], which is basically the ability for a 3G device to roll on a 4G or 5G network, which allows carriers to then repurpose legacy spectrum that they’re currently using for 3G towards 5G while maintaining their underlying roaming mechanisms.

Andrew Davies:

Each of these are white space opportunities for Syniverse, where our IPX network, breadth of distribution, and our interoperability capabilities, all done at global scale and highest quality, give us a unique right to win.

Andrew Davies:

Likewise, as consumers and businesses migrate from web and email communication towards messaging, Syniverse has an unrivaled reach of direct connections into the global mobile carrier ecosystem and the proprietary translation protocols to help our enterprise and carrier customers deliver the scale of mobile messages they require with unrivaled quality, speed, capacity, and reliability.

Andrew Davies:

Twilio, the leading communication platform and a customer of ours for over seven years, announced its intent to invest in a strategic partnership with us and our investors back in March. They agreed to provide us with a high proportion of their volumes in A2P or application to person messaging and 10DLC or 10 digit long code messages, which is the most standard format here in North America.

Andrew Davies:

In exchange, they receive access to our direct carrier connections in North America to improve their breadth and quality of connections with the potential to extend those connections with over 800 carriers worldwide. And they also receive MFN pricing.

Andrew Davies:

Together, Syniverse and Twilio will accelerate the next wave of innovation and messaging via RCS features, including realtime two-way video-based messaging.

Andrew Davies:

Twilio agreed to invest between 500 million and 750 million in our equity. And in August, we announced a definitive merger with MBAC, which adds up to 400 million cash interest, as well as a 265 million committed pipe.

Andrew Davies:

So, we’ve raised over 1.1 billion in equity capital commitments.

Andrew Davies:

We’ll use the equity proceeds to deliver our boundary to approximately 3.7 times net equity EBI ratio. And the associated production in interest costs will substantially improve our free cash flow, which we will then reinvest to accelerate our growth and spin our innovation flywheel even faster.

Andrew Davies:

That’s one reason why Carlyle, our current owner and largest future shareholder, is remaining fully invested during our first 12 months as a public company, subject to typical lockup conditions. They’re not digging any money out in this transaction.

Andrew Davies:

In our Q3 ‘21 results in October, we reported 30% year on year revenue growth and 20% year on year growth in adjusted EBITDA. And we raised our folio 2021 revenue forecast by 10% from our prior 678 million, while keeping our adjusted EBITDA unchanged at 210 million.

Andrew Davies:

To be clear, this revenue growth was largely independent of the additional forecast volumes from Twilio, which would only begin to transition as we were posed to close the transaction.

Andrew Davies:

So, we’re looking forward to allowing shareholders an opportunity to vote on the SPAC merger with MBAC after our proxy filing with the SEC becomes advertised.

Andrew Davies:

For right now, I’m looking forward to more of your questions and allowing investors this opportunity to learn a lot more about this.

Michael Turrin:

Well, thanks, Andrew. That was certainly a comprehensive overview.

Michael Turrin:

Maybe we could talk about just the two business segments in a bit more detail. Is there an internal view on, is there complementary aspects or reasons those two fit together? And maybe you could talk on just the business model for Syniverse and how you typically recognize revenue from customers?

Andrew Davies:

Yeah, sure. Let’s talk about why they belong together, first of all.

Andrew Davies:

We combine best in class messaging assets with the world’s largest private IPX network, which always operates fiber band quality with the unrivaled speed, capacity, latency, reliability, and reach. This gives us a well reputation within the carrier ecosystem for highest quality and positions, as well as the industry’s trusted neutral intermediary.

Andrew Davies:

So, as you can appreciate, the combination of software and connectivity, and importantly having the distribution and the connectivity into the mobile ecosystem, significantly enhances the seamlessness of the operation for our customers, increases volumes on our network, making the network more valuable and increasing switching costs for customers.

Andrew Davies:

Ultimately our customers appreciate the speed and the reliability of which we process all forms of traffic, but also the clarity that we can bring to decision making and execution. And as one company, we follow customer choice.

Andrew Davies:

In terms of commercial model and how we generate revenue, I think I’d separate this into two, actually. And it’s not just simply enterprise versus carrier, but it’s more to do with messaging, whether it’s enterprise or carrier messaging and all other forms of carrier products.

Andrew Davies:

On the carrier side, IPX and the things that fit within global network solutions and the outsource carrier solutions where we do clearing and settlement and number portability, typically, we have very large monthly bundles, if you will, of traffic consumption or transactional processing capacity with fixed MRCs of fleet product, typically. And then overages if customers burst through their bundles. And typically, these would be two to three year, multiyear contracts, each with auto-renewal clauses, because if we come to the end of a contract negotiation, we can’t see eye to eye with the customer, nobody wants a contract to terminate because the world would go dark.

Andrew Davies:

And what we typically do for the larger carrier customers, in particular, is we don’t price by product. We actually put a bundle of products together because everything fits well together. So, most of our customers, there’s a standard monthly MRC with then overages if they exceed each and the different bundle allowances.

Andrew Davies:

Messaging is very different.

Andrew Davies:

Messaging is still very much a transactional or unitary-based pricing model. We charge per transaction, so we charge per message that we carry. And the way the charging works is, essentially, we charge a transit fee, which is the profit we earn for carrying the message. But to the extent that we terminate messages with our carriers, which then incurs mobile termination fees, they are passed through in their entirety to our customers, as well.

Andrew Davies:

So, our revenue in messaging is the transit fee that we earn, plus whatever the relevant termination fee is to actually land that message within the carrier ecosystem.

Andrew Davies:

Now, in addition, while they’re unitary pricing, they are still subject generally to very long term contract.

Andrew Davies:

That’s a pretty superficial view of how the charging and commercial model works.

Michael Turrin:

Okay. I mean, you mentioned in the onset, just the relationship with Twilio. Can you expand on that, how you characterize the partnership between the two businesses and any additional details, whatever you’re able to say at this point in time, just to help investors understand the relationship between the two?

Andrew Davies:

Yeah.

Andrew Davies:

First of all, Twilio has been an important and growing customer of ours for the last six to seven years. And they’re obviously growing at very, very robust levels.

Andrew Davies:

Clearly, they decided, and we announced earlier this year, that they were going to be invest in Syniverse. Part of that, from their perspective, would’ve been driven by not so much the fact that the wholesale agreement gives them MFN type of pricing, but it’s more to do with, as they grow, having confidence over the security of and supply of messaging capability.

Andrew Davies:

As they look at the entire ecosystem, they want to make sure that they’ve got enough distribution capacity for themselves.

Andrew Davies:

That’s the nexus of and the rationale for the transaction.

Andrew Davies:

So, as I said, in my introductory remarks, they’ve agreed to invest between $500 and $750 million in the company. The wholesale agreement that we have and that we will be activating requires Twilio to provide us with the vast majority of their North American messaging volumes for both short code and 10 digit long code messaging.

Andrew Davies:

Yes, because of the volumes, they get MFN style pricing, but we also think there’s further room to grow. So, we want to be able to work with Twilio on reseller agreements to resell each other’s products and services and potentially jointly develop more CPAS capability.

Andrew Davies:

But also then, as I hinted in my introductory remarks, we are looking to expand that North American wholesale agreement into international geographies and allow Twilio to get more direct access to the rest of the 800-plus carrier direct connections that we have across the globe.

Michael Turrin:

Can you talk more about just your positioning currently, US versus international? Is Syniverse primarily north America focused? And just where you are if there is need to build out international capabilities, as well?

Andrew Davies:

Yeah. Great question.

Andrew Davies:

Historically, we have been more North American centric. And if you look today at our revenue pool, I think we’re still in the mid 50% range, roughly, of our revenue is generated it from North American-based customers.

Andrew Davies:

And that’s an important caveat here, or point to make sure people understand. When we talk about geographical segmentation, we’re talking about just the billing destination of the customer, not where that traffic goes.

Andrew Davies:

Today, little more North American centric.

Andrew Davies:

You get a different picture when you look at it by business segment, quite candidly. Carrier is more evenly dispersed across the globe, whereas the enterprise segment right now is much more North American centric. And that’s more to do with the legacy and how we’ve invested in platforms over time.

Andrew Davies:

So, absolutely as we go forward, we see that there’s significant opportunity for us internationally, particularly in that enterprise segment and particularly as we build out the CPAS capability that we have today, which is very much a North American centric platform, into international geographies.

Michael Turrin:

Okay. One of the things that we hear in CPAs is just there’s been a few wrinkles to just the seasonal profile. So, there were political impacts from last year. There was also just a lot of pandemic-related use cases that have potentially moderated over the course of the past year.

Michael Turrin:

Is it the case for Syniverse that you see similar volume ebbs and flows? Or how would you characterize just general volumes and the seasonal patterns of your business relative to some of the other players that we might be familiar with in the market?

Andrew Davies:

Great question.

Andrew Davies:

We hear and read that too. Frankly, we don’t see too much of that volatility within our own traffic.

Andrew Davies:

I mean, what we see and what we believe is that the pandemic helped to significantly accelerate many companies’ evolution towards a more digital or virtual model that they have. So yes, you might have seen a little bit of growth in online retail last year. And that would’ve caused a little bit of a spike in traffic volumes. But we actually think that this is just more of a long term trend that’s been accelerated by COVID.

Michael Turrin:

Okay. Can you talk about maybe what you view as competition? And maybe we can focus on the carrier side there, as well, but just in terms of who Syniverse is competing with, if there is competition within your business. For those who are less familiar with the market, maybe you could help characterize that, as well.

Andrew Davies:

Yeah, sure.

Andrew Davies:

Let me start off by saying that, on the carrier side, I wouldn’t have said that there is anybody that’s absolutely directly compatible to Syniverse. Nobody, for two reasons.

Andrew Davies:

First of all, nobody has the breadth of products and services to support the entire mobile value chain that we do. And also frankly, nobody has the quality of assets, particularly the quality and the breadth of the IPX network that we have.

Andrew Davies:

So, our competition really does vary by, by product set, if you will.

Andrew Davies:

In IPX, some of the competitors that we would have would be [Bicks], which is a hundred percent owned by Proximus, the Belgium-based telco and [Come From], which is privately owned and started off, I think, as a joint venture between World Film and Swisscom.

Andrew Davies:

In data clearing, which is the payment engine for [inaudible] there are some other niche providers, including again, Come From and Tobia, which is privately owned.

Andrew Davies:

And then in number portability, you have companies like NewStar, just being acquired by TransUnion, and Descartes and iConnected, both of which I think are privately owned.

Andrew Davies:

But again, it’s the scale and breadth of our IPX network in particular and its direct connections into the carrier ecosystem worldwide, which is not just a technical thing. But it’s a well-earned reputational thing, really, and having this trusted concept for the carriers that makes us very difficult to replicate.

Andrew Davies:

If I put some numbers to that, IPX, we have 40% of the global revenues. We’ve actually got 80% of the clearing and settlement business globally. And in P2P messaging, we’ve got roughly 80% of the North American business there and about 50% outside of North America.

Andrew Davies:

So, we actually do have very, very strong competitive positioning within carrier.

Michael Turrin:

Can you talk a little bit about the financial profile on the carrier side, too? I think it’s been a more slower growing market than maybe some others, but you’ve provided, I think, some initial guidance there.

Michael Turrin:

Do you see tailwinds to that side of the business that could improve the growth profile? Or how would you sort of characterize of the top line profile and the potential trajectory ahead there?

Andrew Davies:

Yeah, you’re right. I mean, just the carrier ecosystem generally is a slower growing ecosystem than everything that’s happening in CPAS and enterprise type messaging.

Andrew Davies:

In terms of the projections that we’ve now put out and made as part of the transaction process, we’re alluding to a 5% carve out over the next several years in carrier. I would broadly decompose that into: a 1% contribution risk, resulting from the gradual abatement of COVID-related headwinds, which did impact the carrier business quite a bit; 2% contribution from just the evolution from 4G towards ultimately standalone 5G networks, and all that’s going to do just to cause and stimulate an explosion again, in all forms of traffic, as we saw when the industry moved from 3G to 4G, et cetera.

Andrew Davies:

And then the final two percentage points of growth is actually going to come, we believe, from the new use cases that 5G will with it, so things such as blockchain-enabled solution for initially clearing a settlement. But we can apply blockchain solutions to allow carriers to monetize network slicing. We’ve got private wireless, IOT, more real time intelligence.

Andrew Davies:

In my introductory remarks, I talked about this involved mobility project, which is a great thing, because it allows large carriers who’ve got a very lucrative 3G-centric, inbound roaming revenue stream today to retire their 3G networks, repurpose the spectrum for 5G, but we still capture the inbound roaming revenues because they have the ability to, without a vulnerability product, serve 3G devices on their 5G network.

Michael Turrin:

We have time for just maybe one or two more, but I guess the first is just on logistics. Is there anything you can say around the de-SPAC process at all, just your general timeline in terms of processes that you’re undergoing?

Andrew Davies:

Yeah. That’s a great question.

Andrew Davies:

Look, in terms of what’s in our own control, we’re in great shape.

Andrew Davies:

The SEC review process is taking a little longer than expected. That’s mainly related to the fact that we are more complicated, even than the normal de-SPAC process, because we’ve got this concept of Twilio investing in this at the same time. So, we’re working through the process right now of getting the proxy reviewed, approved, and then definitized with the SEC. And then we’ll be able to distribute to the SPAC shareholders and go to a vote.

Andrew Davies:

So, we’re now looking at an early to mid Q1 of ‘22 closing for the transaction, is where we all think we’re headed to.

Michael Turrin:

Okay. That’s great. I’m going to just turn it back to you for one more, if there’s anything you’d like to add in terms of closing thoughts around either how things are shaping up for the course of the rest of the year, or just what you’d like investors to take away around Syniverse.

Andrew Davies:

Yeah, sure.

Andrew Davies:

Let me start with the rest of the year. And we’ve actually passed over year end, actually. Strangely enough, we’ve got a November year end, so the finance team has now just about summer work on the close process.

Andrew Davies:

We did have our Q3 results call about six, seven weeks ago. There, we raised our full year 2021 revenue forecast by about 10% from the prior guidance of just under $680 million, while keeping our adjusted EBITDA target for the year unchanged at $210 million.

Andrew Davies:

For the quarter itself that we just had in Q3, the revenue growth and the year on year growth in adjusted EBITDA was certainly higher than our targets would infer. We’ll see what Q4 brings, but we are very confident about being able to certainly achieve the upgraded guidance that we provided with Q3.

Andrew Davies:

And in terms of going forward, first of all, we will discuss our expectations for 2022 when we report Q4 in January. So, there’s not much more I can say about that right now.

Andrew Davies:

In terms of broader message, first of all, thanks to you, Michael. Thanks to everybody that’s listened today. Really enjoyed the conversation.

Andrew Davies:

What I want you to take away from this is really, really high quality and globally diverse business offering mission critical connectivity and interoperability to the entire global mobile ecosystem. Literally, the modern global digital economy really does lie, to a large extent, on what Syniverse provides.

Andrew Davies:

We have secular tailwinds at our back. As I mentioned, as 4G goes to 5G standalone and enterprises further accelerate their digital transformation around mobile messaging, we will win. So, shareholders will win as our profit scales and as our incremental margin dollars skews towards a higher proportion from higher multiple CPAS comparisons.

Andrew Davies:

That would be my final thoughts that I’d leave you with there, Michael. Grateful for the time and the opportunity.

Michael Turrin:

Yeah, Andrew certainly covered a lot. Appreciate it, as well. Thank you for taking the time here today.

Andrew Davies:

Okay. Thank you.

Stanley Martinez:

Our pleasure. Thank you very much.

Andrew Davies:

Take care, all.

Michael Turrin:

All right, good bye.